UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

May 15, 2011
Date of Report (date of Earliest Event Reported)

Pepper Rock Resources Corp.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53847	27-1843986
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1906, 1100 8 Avenue Southwest, Calgary, AB T2P 3T9

 (Address of principal executive offices and zip code)

587-333-2388
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On January 3, 2011, Pepper Rock Resources Corp. (the “Company”) entered into an Option Agreement (the “Option Agreement”) with Candorado Operating Company Ltd. (“Candorado”), whereby the Company had the exclusive option to acquire a 30% interest in a mineral claim located in British Columbia, Canada known as the Man/Prime Property. The Company could acquire such interest by (a) issuing 1,000,000 shares of its common stock to Candorado upon Candorado receiving approval of the Option Agreement from the TSX Venture Exchange (the “Exchange”); (b) issuing 250,000 shares within 12 months of such approval by the Exchange; and (3) issuing 250,000 shares within 24 months of such approval by the Exchange. The Company is also required to expend a total of $500,000 within 12 months of the Exchange’s approval on the Property, a total of $750,000 within 24 months of the Exchange’s approval and a total of $1.5 million within the period of 36-48 months after the Exchange’s approval. Subsequently, the Company was informed that approval of the Option Agreement by the Exchange was not required and issued 1,000,000 shares to Candorado.

On May 24, 2011, the Company gave Candorado its written notice to that pursuant to paragraph 8 of the Option Agreement it is terminating the Option Agreement, effective immediately. The Company elected to terminate the Option Agreement as it determined it was in both parties’ best interests to allow Candorado to pursue the property without the Company’s involvement. The Option Agreement does not provide for any early termination fees. The 1 million shares of the Company’s common stock that were issued to Candorado will be cancelled and returned to treasury.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 15, 2011, the Board of Directors (the “Board”) of Pepper Rock Resources Corp., a Nevada corporation (the “Company”) expanded the number of members of the Board to four (4) members and elected Mr. Richard Redfern (age 59) as a member of the Board of Directors.

Mr. Redfern has 35 years of experience in the management and strategic direction of public corporations in the U.S., Canada, Mexico and Africa. Mr. Redfern has a strong background in structuring and setting up new corporations and accounting systems, project management, legal and contract preparation and evaluation, property negotiations and acquisition, financial evaluations, mining permit-, environmental- and water rights negotiations with a wide spectrum of Governmental regulatory agencies, States and municipalities, and landowners.

Mr. Redfern is a Certified Professional Geologist and a Qualified Person under Canadian Instrument 43-101 for the writing of TSX Qualifying Reports; Exploration Geology and Geochemistry; Ore Reserve evaluations; Microsoft Office; AutoCAD and Map Info geology presentations.

From September 2004 to present, Mr. Redfern has been the President and CEO of Mexivada Mining Corp., a multinational mining company with operations in Canada, Mexico, the U.S. and Africa. Mr. Redfern’s responsibilities included forming corporations for Mexivada in the aforementioned jurisdictions, acquisitions of gold and silver projects worldwide, evaluation of submittals, prospect generation, claim staking, business plans and investor relations.

Mr. Redfern graduated from California State University at Northridge with a B.S. degree in Geology. Mr. Redfern also earned a Master’s Degree in Geology from the University of California at Los Angeles in 1977.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPPER ROCK RESOURCES CORP.

Date: May 27, 2011                                                                By:           /s/ DON NICHOLSON                                                                Name: DON NICHOLSON
Title:           President